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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF IBT BANCORP, INC.


SUBSIDIARIES OF THE REGISTRANT:


          Isabella Bank and Trust, wholly owned

          Farmers State Bank, wholly owned

          IBT Title and Insurance Agency, Inc., wholly owned

          IBT Loan Production, Inc., wholly owned

          Financial Group Information Services, Inc., wholly owned

          IB&T Employee Leasing, LLC, 79% owned

          IBT Personnel LLC, 79% owned